UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

CHART ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35762	45-2853218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o The Chart Group, L.P. 75 Rockefeller Plaza, 14th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 350-8205

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 17, 2014, Chart Acquisition Corp. (the “Company”) received a Nasdaq Staff Deficiency Letter indicating that the Company failed to comply with the majority independent director requirement for continued listing set forth in Rule 5605(b)(1) of the Nasdaq Listing Rules.  Once the Company became aware of this violation, it immediately began taking steps to restructure the board of directors to regain compliance with Rule 5605(b)(1).  As a result of these actions, which are discussed in Item 5.02 below and incorporated by reference herein, as of January 15, 2014, the Board consisted of a majority of independent directors.  Accordingly, the Nasdaq Staff Deficiency Letter indicated that the Company has regained compliance with this Rule and the matter is now closed.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 15, 2014, the Company announced the departure of Timothy N. Teen from our board of directors.  In addition, on January 15, 2014, in accordance with the amended and restated certificate of incorporation of the Company, the board of directors filled the vacancy created by Mr. Teen’s departure, by appointing Kenneth J. Krieg as a Class II director to serve until the 2014 annual meeting of stockholders.  Mr. Krieg was also appointed to our Compensation Committee.

Kenneth J. Krieg heads McLean, VA-based Samford Global Strategies, a consulting practice focused on helping clients lead and manage through periods of strategic change. He also serves on the board of directors of several private companies, is an Executive in Residence at Renaissance Strategic Advisors, and is a Distinguished Fellow at the Center for Naval Analyses. He served as the Undersecretary of Defense for Acquisition, Technology and Logistics (“USD (AT&L)”) from 2005 to 2007, with overall responsibility for the Department of Defense’s (the “DoD”) procurement, research and development, and other major functions. Prior to his appointment as USD (AT&L), he served as Special Assistant to the Secretary of Defense and Director of Program Analysis & Evaluation, leading an organization that advises the Secretary of Defense on defense systems, programs, and investment alternatives. Before joining the DoD, he was Vice President and General Manager of the Office and Consumer Papers Division of International Paper Company. Mr. Krieg also recently served as a director of White Electronic Designs Corporation. Mr. Krieg holds a Bachelor of Arts degree in history from Davidson College and a Master’s degree in Public Policy from the Kennedy School of Government at Harvard University.  Mr. Krieg is well qualified to serve as a director due to his background in government services and experience with public companies.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2014	CHART ACQUISITION CORP.

	By:	/s/ Michael LaBarbera
Name: Michael LaBarbera
Title: Chief Financial Officer

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